As filed with the Securities and Exchange Commission on December 19, 2023
Registration No. 333-275521

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INFRARED CAMERAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3827 (Primary Standard Industrial Classification Code Number)	86-3938682 (I.R.S. Employer Identification No.)

2105 West Cardinal Drive
Beaumont, Texas 77705
(866) 861-0788
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Peter Baird
Chief Financial Officer
2105 West Cardinal Drive
Beaumont, Texas 77705
(866) 861-0788
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ralph V. De Martino ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 (202) 857-6000	Drew Capurro Christopher M. Bezeg Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 3 to Form S-1 Registration Statement (Registration No. 333-275521) is being filed solely to include an updated exhibit 5.1 to the Registration Statement. Accordingly, Part I, the form of prospectus, has been omitted from this filing.
Item 16.   Exhibits and Financial Statement Schedules.
The following exhibits are filed as part of this registration statement:
		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date
2.1*†	Business Combination Agreement, dated as of December 5. 2022, by and among SportsMap Tech Acquisition Corp., Infrared Cameras Holdings, Inc., and ICH Merger Sub Inc.	8-K	2.1	December 6, 2022
2.2*	Amendment No. 1 to Business Combination Agreement, dated as of June 27, 2023, by and among SportsMap Tech Acquisition Corp., Infrared Cameras Holdings, Inc., and ICH Merger Sub Inc.	8-K	2.2	June 28, 2023
2.3*	Amendment No. 2 to Business Combination Agreement, dated September 17, 2023, by and among SportsMap Tech Acquisition Corp., Infrared Cameras Holdings, Inc., and ICH Merger Sub Inc.	8-K	2.2	September 20, 2023
3.1*	Form of Second Amended and Restated Certificate of Incorporation of SportsMap Tech Acquisition Corp.	DEFM14A	Annex B	November 13, 2023
3.2*	Form of Amended and Restated Bylaws of Infrared Cameras Holdings, Inc.	DEFM14A	Annex C	November 13, 2023
4.1*	Specimen Unit Certificate	S-1	4.1	September 30, 2021
4.2*	Specimen Stock Certificate	S-1	4.2	September 30, 2021
4.3*	Specimen Warrant Certificate	S-1	4.3	September 30, 2021
4.4*	Form of Warrant Agreement by and between SportsMap Tech Acquisition Corp and Continental Stock Transfer & Trust Company.	S-1	4.4	September 30, 2021
5.1	Opinion of Arent Fox Schiff LLP.
10.1*+	2020 Equity Incentive Plan of Infrared Cameras Holdings, Inc.	S-1	10.1	December 13, 2023
10.2*+	Form of Infrared Cameras Holdings, Inc. 2023 Incentive Plan	DEFM14A	Annex F	November 13, 2023
10.3*	Form of Indemnification and Advancement Agreement between Infrared Cameras Holdings, Inc. and its directors and officers	S-1	10.3	November 13, 2023
10.4*	Letter Agreement, dated October 18, 2021, by and among the registrant and each of the officers, directors and initial shareholders of the Company	8-K	10.1	October 21, 2021

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date
10.5*	Investment Management Trust Agreement, dated October 18, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee	8-K	10.2	October 21, 2021
10.6*	Form of Registration Rights Agreement, dated October 18, 2021, among the registrant and certain security holders	8-K	10.3	October 21, 2021
10.7*	Administrative Services Agreement, dated October 18, 2021, by and between the registrant and Gow Media, LLC	8-K	10.4	October 21, 2021
10.8*	Business Combination Marketing Agreement dated October 18, 2021 between the registrant and Roth Capital Partners, LLC	8-K	1.2	October 21, 2021
10.9*	Sponsor Letter Agreement, dated as of December 5, 2022, among the registrant and the Insiders party thereto	8-K	10.1	December 6, 2022
10.10*	Transaction Support Agreement, dated as of December 5, 2022, among the registrant, Infrared Cameras Holdings, Inc. and the Holders party thereto	8-K	10.2	December 6, 2022
10.11*	Subscription Agreement, dated as of December 1, 2023, among the registrant and the investors party thereto	8-K	10.1	December 1, 2023
10.12*	Form of Convertible Promissory Note	8-K	10.2	December 1, 2023
10.13*	Form of Warrant	8-K	10.3	December 1, 2023
21.1*	List of subsidiaries of Infrared Cameras Holdings, Inc.	S-1	21.1	December 13, 2023
23.1*	Consent of Marcum LLP
23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.3	Consent of Arent Fox Schiff LLP (included in Exhibit 5.1 hereto)
24.1*	Power of Attorney (included on the signature page to the initial filing of this registration statement)
99.1*	Consent of Gary Strahan to be named as a director nominee	S-1	99.1	November 13, 2023
99.2*	Consent of Steven Winch to be named as a director nominee	S-1	99.2	November 13, 2023
99.3*	Consent of Stuart V Flavin III to be named as a director nominee	S-1	99.3	November 13, 2023
99.4*	Consent of Petros Kitsos to be named as a director nominee	S-1	99.4	November 13, 2023
99.5*	Consent of Margaret Chu to be named as a director nominee	S-1	99.5	November 13, 2023
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document

Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table	S-1	107	December 13, 2023

*
Previously filed.

†
The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

+
Indicates a management contract of compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaumont, State of Texas, on the 19th day of December, 2023.
INFRARED CAMERAS HOLDINGS, INC.
By: /s/ Peter Baird Name: Peter Baird Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 19, 2023.
Name	Title
/s/ Gary Strahan Gary Strahan	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Peter Baird Peter Baird	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Steven Winch Steven Winch	Director
/s/ David Gow David Gow	Director
* Reid Ryan	Director
Margaret Chu	Director
Petros Kitsos	Director
Stuart V Flavin III	Director
*By: /s/ David Gow Name: David Gow Title: Attorney-in-Fact